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                                                                     Exhibit h.2

                         WACHOVIA CAPITAL MARKETS, LLC

                        MASTER SELECTED DEALERS AGREEMENT

                                                                    July 1, 2003

Wachovia Capital Markets LLC
375 Park Avenue - 4th Floor
New York, New York 10152

Ladies and Gentlemen:

     1. General. We understand that you are entering into this Master Selected Dealers Agreement (this "AGREEMENT") in counterparts with us and other firms, which may include any Underwriters (as defined below), who may participate as dealers (such other firms collectively with us being referred to herein as the "SELECTED DEALERS") in connection with offerings of Securities (as defined below) that are managed solely by Wachovia Capital Markets, LLC ("WACHOVIA") or by Wachovia with one or more co-managers, and which may include offerings registered in whole or in part under the Securities Act of 1933, as amended (the "1933 ACT"), and offerings other than registered offerings. The term "MANAGER" means Wachovia Capital Markets, LLC acting in such capacity as manager. Irrespective of whether we have executed this Agreement, this Agreement shall apply to any offering of Securities as to which Wachovia has invited us to participate, and we have elected to participate, as a Selected Dealer.

          The following information, to the extent applicable to the offering of the Securities, will be supplied to us at or prior to the time of such offering:
(i) the expected offering date; (ii) the expected closing date; (iii) the initial public offering price; (iv) the interest or dividend rate (or the method by which such rate is to be determined); (v) the conversion, exercise or exchange price or rate, (vi) the redemption or liquidation price, (vii) the selling concession; (viii) the reallowance; (ix) the time of release of Securities for sale to the public; (x) the time at which subscription books will be opened; (xi) the amount, if any, of Securities reserved for purchase by Selected Dealers; (xii) the period of such reservation and the amount of Securities to be allotted to us; and (xiii) a statement that our participation as a Selected Dealer in the offering shall be subject to the terms of this Agreement. The foregoing information shall be deemed to form a part of this Agreement and this Agreement shall become binding with respect to our participation as a Selected Dealer in an offering of Securities following our receipt of such information. If we have not previously executed this Agreement, by our purchase of Securities in an offering covered by this Agreement we shall be deemed to be a signatory hereto with respect to such offering of Securities.

          The securities to be purchased in any offering of securities in which we agree to participate as a Selected Dealer pursuant to this Agreement, including any guarantees relating to such securities or any other securities into which such securities are convertible or for which such securities are exercisable or exchangeable and any securities that may be purchased upon exercise of any over-allotment option, are hereinafter referred to as the "SECURITIES." The issuer or issuers of the Securities are hereinafter referred to as the "ISSUER." The underwriters or initial


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purchasers, as the case may be, on whose behalf the Manager executes the underwriting or purchase agreement and any associated terms agreement, pricing agreement or similar agreement with the Issuer or any selling securityholders or any amendment or supplement thereto (collectively, the "UNDERWRITING AGREEMENT") with respect to an offering of Securities in which we agree to participate as a Selected Dealer pursuant to this Agreement are hereinafter referred to as the "UNDERWRITERS." The provisions of this Agreement set forth below shall apply separately to each offering of Securities in which we agree to participate as a Selected Dealer.

     2. Acceptance and Purchase. The offer of Securities to Selected Dealers will be made on the basis of a reservation of Securities and an allotment against subscriptions. Any application for additional Securities will be subject to rejection in whole or in part. Subscription books may be closed by the Manager at any time in its discretion without notice and the right is reserved to reject any subscription in whole or in part. We agree to purchase as principal the amount of Securities allotted to us by the Manager.

     3. Offering Materials. (a) We understand and acknowledge that if registration of the offer and sale of the Securities as contemplated by the Underwriting Agreement is required under the 1933 Act, the Manager will, at our request, furnish to us, as soon as practicable after sufficient quantities thereof are made available to the Manager by the Issuer, copies of the Prospectus (as defined below) (excluding any documents incorporated by reference therein) to be used in connection with the offering of the Securities in such number of copies as we may reasonably request. As used herein, "PROSPECTUS" means the form of prospectus (including any supplements and any documents incorporated by reference therein) authorized for use in connection with the offering of such Securities.

          (a) We understand and acknowledge that, if the offer and sale of the Securities are exempt from the registration requirements of the 1933 Act, no registration statement will be filed with the Securities and Exchange Commission (the "COMMISSION"). In such case, the Manager will, at our request, furnish to us, as soon as practicable after sufficient quantities thereof are made available to the Manager by the Issuer, copies, in such number as we may reasonably request of any Offering Circular (as defined below) (excluding any documents incorporated by reference therein) or other offering materials to be used in connection with the offering of the Securities. As used herein, "OFFERING CIRCULAR" means the form of offering circular, offering memorandum or other offering materials (including any supplements and any documents incorporated by reference therein) authorized for use in connection with the offering of such Securities. The Prospectus or Offering Circular, as the case may be, relating to an offering of Securities is herein referred to as the "OFFERING DOCUMENT."

          (b) We acknowledge and agree that in purchasing Securities we will rely upon no statement whatsoever, written or oral, other than the statements in the Offering Document delivered to us by the Manager, including any documents incorporated by reference therein. We understand and acknowledge that we are not authorized to give any information or make any representation not contained in the Offering Document, including in any document incorporated by reference therein, in connection with the offering of the Securities. Our purchase of Securities shall constitute our agreement that, if requested by the Manager, we will furnish a copy of any amendment or supplement to any preliminary or final Offering Document to each person to whom we have furnished a previous preliminary or final Offering Document. Our


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purchase of Securities registered under the 1933 Act or in any other offering to which the provisions of Rule 15c2-8 (or any successor provision) under the Securities Act of 1934, as amended (the "1934 ACT"), are made applicable by notice from the Manager to us or otherwise, shall constitute our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Prospectuses required for compliance with Rule 15c2-8 (or any successor provision) under the 1934 Act. Our purchase of Securities exempt from registration under the 1933 Act shall constitute our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Offering Circulars required for compliance with the applicable Federal and state laws and the applicable rules and regulations of any regulatory body promulgated thereunder governing the use and distribution of offering circulars by underwriters or initial purchasers.

     4. Offering of the Securities. (a) The offering of the Securities is made subject to the conditions referred to in the Offering Document and to the terms and conditions set forth in this Agreement. After the public offering of the Securities has commenced, the Manager may change the public offering price, public offering size, the selling concession and the reallowance. Any of the Securities purchased by us pursuant to this Agreement are to be reoffered by us, subject to their receipt and acceptance by the Manager, to investors at the initial public offering price, subject to the terms of this Agreement and the Offering Document. Except as otherwise provided herein, the Securities shall not be offered or sold by us below the initial public offering price before the termination of the effectiveness of this Agreement with respect to the offering of the Securities, except that a reallowance from the initial public offering price of not in excess of the amount set forth in the invitation wire, telex, facsimile or electronic data transmission or other written communication (the "INVITATION") from the Manager inviting us to participate as a Selected Dealer in an offering of Securities pursuant to this Agreement may be allowed to any Selected Dealer that (i) agrees that such amount is to be retained and not reallowed in whole or in part, (ii) makes the representations contained in
Section 13, and (iii) unless the Securities are "exempted securities" as defined in Section 3(a)(12) of the 1934 Act or are such other securities as may be sold from time to time by a "bank" as defined in Section 3(a)(6) of the 1934 Act (a "BANK"), is not a Bank.

          (a) The Manager as such and, with the Manager's consent, any Underwriter may purchase Securities from, or sell Securities to, any of the Selected Dealers or any of the Underwriters, and any Selected Dealer may buy Securities from, or sell Securities to, any other Selected Dealer or any Underwriter, at the initial public offering price less all or any part of the concession to Selected Dealers.

          (b) If we have received or been credited with the Selected Dealers'concession as to any Securities purchased by us pursuant to this Agreement which, prior to the later of (i) the termination of the effectiveness of this Agreement with respect to the offering of such Securities and (ii) the covering by the Manager of any short position created by the Manager in connection with the offering of such Securities, the Manager may have purchased or contracted to purchase for the account of any Underwriter (whether such Securities have been sold or loaned by us), then we agree to pay the Manager on demand for the accounts of the several Underwriters an amount equal to the Selected Dealers' concession and, in addition, the Manager may charge us with any broker's commission and transfer tax paid in connection with such purchase or contract to purchase. Securities delivered on such repurchases need not be represented by the identical


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certificates originally purchased. With respect to any such repurchased
Securities as to which we have not yet received or been credited with the Selected Dealers' concession, we shall be responsible for any such broker's commission and transfer tax and the Manager shall not be obligated to pay any Selected Dealers' concession as to such Securities.

          (c) No expenses shall be charged to Selected Dealers. A single transfer tax upon the sale of the Securities by the respective Underwriters to us will be paid by such Underwriters when such Securities are delivered to us. However, we shall pay any transfer tax on sales of Securities by us and shall pay our proportionate share of any transfer tax or other tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against us and other Selected Dealers as a group or otherwise.

     5. Stabilization and Over-Allotment. The Manager may, with respect to the offering of the Securities, over-allot, purchase and sell Securities or any other securities that may, in whole or in significant part, determine the value of the Securities for long or short account, on such terms as the Manager may deem advisable, and stabilize or maintain the market price of the Securities. We agree that upon the Manager's request at any time and from time to time prior to the termination of the effectiveness of this Agreement with respect to an offering of Securities, we will report the amount of Securities purchased by us pursuant to such offering which then remain unsold by us and will, upon the Manager's request at any such time, sell to the Manager for the account of one or more Underwriters such amount of such unsold Securities as the Manager may designate at the initial public offering price less an amount to be determined by the Manager not in excess of the Selected Dealers' concession.

     6. Compliance with Regulation M.

          Unless the Securities are "exempted securities" as defined in Section 3(a)(12) of the 1934 Act, we represent that, at all times since we were invited to participate in the offering of the Securities, we have complied with the provisions of Regulation M applicable to such offering, in each case as interpreted by the Commission and after giving effect to any applicable exemptions. If we have been notified by the Manager that the Underwriters may conduct passive market making in compliance with Rule 103 of Regulation M in connection with the offering of the Securities, we represent that, at all times since our receipt of such notice, we have complied with the provisions of such Rule applicable to such offering, as interpreted by the Commission and after giving effect to any applicable exemptions.

          If the Securities are convertible into or exchangeable or exercisable for shares of common stock and such common stock is subject to options traded on a securities exchange, we represent and warrant that we have not, since the day following the date of the Invitation, entered into a discount or parity opening uncovered writing transaction in options to acquire shares of such common stock for our account or for the account of any customer and we agree that we will not enter into any such transaction prior to the termination of the provisions of this Agreement with respect to such offering of Securities. The term "discount or parity opening uncovered writing transaction" means an opening sale transaction where the seller is the writer of an option to purchase shares of such common stock which he does not then own or have the right to acquire upon exercise of conversion option rights, which option is sold at a price (exclusive of commissions) per optioned share which, when added to the amount per share payable upon


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exercise of the option, shall be equal to or less than the last reported sales price (exclusive of commissions) per share immediately prior to the time such option is sold.

     7. Net Capital. We represent and warrant that the incurrence by us of our obligations hereunder in connection with the offering of the Securities will not place us in violation of Rule 15c3-1 under the 1934 Act, if such requirements are applicable to us, or, if we are a financial institution subject to regulation by the Board of Governors of the Federal Reserve System, the Comptroller of the Currency or the Federal Deposit Insurance Corporation, will not place us in violation of the capital requirements of such regulator or any other regulator to which we are subject.

     8. Payment and Delivery. We agree that Securities purchased by us pursuant to this Agreement shall be paid for in an amount equal to the initial public offering price therefor or, if the Manager shall so advise us, at such initial public offering price less the Selected Dealers' concession with respect thereto, at 9:00 A.M. (New York City time) on the date on which the Underwriters are required to purchase the Securities, by delivery to the Manager, at its office, of payment in the manner and type of funds and currency specified in the payment instructions of the Manager given to us, payable to the order of "Wachovia Capital Markets, LLC" If payment is made for Securities purchased by us at the initial public offering price, the Selected Dealers' concession to which we may be entitled will be paid to us upon termination of the effectiveness of this Agreement with respect to the offering of such Securities.

          Notwithstanding the foregoing provisions of this section, if transactions in the Securities can be settled through the facilities of The Depository Trust Company ("DTC"), if we are a member of DTC, we authorize you, in your discretion, to make appropriate arrangements for payment and/or delivery through the facilities of DTC of the Securities to be purchased by us, or, if we are not a member of DTC, settlement may be made through a correspondent that is a member of DTC pursuant to our timely instructions.

     9. Blue Sky and Other Qualifications. It is understood and agreed that the Manager assumes no responsibility or obligation with respect to the right of any Selected Dealer or other person to sell the Securities in any jurisdiction, notwithstanding any information the Manager may furnish in that connection.

     10. Termination; Amendment. (a) The terms and conditions set forth in (i)
Section 4, (ii) the second sentence of Section 5 and (iii) Section 6 of this Agreement (collectively, the "OFFERING PROVISIONS") will terminate with respect to each offering of Securities pursuant to this Agreement at the close of business on the 45th day after the date of the initial public offering of the Securities or at the close of business on the day of the closing of the purchase of the Securities by the Underwriters pursuant to the Underwriting Agreement, whichever is later, unless in either such case the effectiveness of such Offering Provisions is extended or sooner terminated as hereinafter provided. The Manager may extend the effectiveness of such Offering Provisions up to an additional 15 days by notice to us to the effect that the Offering Provisions of this Agreement are extended to the date or by the number of days indicated in the notice. The Manager may terminate such Offering Provisions, other than
Section 4(c), at any time by notice to us to the effect that the Offering Provisions of this Agreement are terminated and the Manager may terminate the provisions of Section 4(c) at any time at or subsequent to the termination of


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the other Offering Provisions by notice to us to the effect that the penalty bid provisions of this Agreement are terminated. All other provisions of this Agreement shall remain operative and in full force and effect with respect to the offering of such Securities.

          (a) This Agreement may be terminated by either party hereto upon five business days' written notice to the other party; provided, however, that with respect to any particular offering of Securities, if you receive any such notice from us after you have notified us of the amount of Securities allotted to us in such offering, this Agreement shall remain in full force and effect as to such offering and shall terminate with respect to such offering and all previous offerings only in accordance with and to the extent provided in subsection (a) of this Section.

          (b) This Agreement may be supplemented or amended by you by notice to us from you and, except for supplements or amendments set forth in the information relating to a particular offering of Securities, any such supplement or amendment to this Agreement shall be effective with respect to any offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so supplemented and amended.

     11. Role of the Manager; Role of the Selected Dealers; Legal Responsibility. (a) Wachovia is acting as representative of each of the Underwriters in all matters in connection with the offering of the Securities and the Underwriters' purchases of the Securities. Any action to be taken, authority that may be exercised or determination to be made by the Manager or any co-managers hereunder may be taken, exercised or made by Wachovia on behalf of the Manager and all of the co-managers. The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint.

          (a) The Manager, as such, shall have full authority to take such action as it may deem necessary or advisable in all matters in pertaining to the offering of Securities or arising under this Agreement. The Manager will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by the Manager herein, and no obligations on the part of the Manager shall be implied hereby or inferred herefrom.

          (b) We understand and agree that we are to act as principal in purchasing Securities and we are not authorized to act as agent for the Issuer, any selling securityholder or any of the Underwriters in offering the Securities to the public or otherwise.

          (c) Nothing herein contained shall cause us to constitute an association, or partners, with the other Selected Dealers, the Underwriters, the Manager or any co-managers, or, except as otherwise provided herein, render us liable for the obligations of any other Selected Dealers, the Underwriters, the Manager or any co-managers. If the Selected Dealers among themselves or with the Underwriters or the Manager or any co-managers are deemed to constitute a partnership for Federal income tax purposes, then each Selected Dealer hereby elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended, and agrees not to take any position inconsistent with such election. The Manager is authorized, in its discretion, to execute on behalf of the Selected Dealers such evidence of such election as may be required by the Internal Revenue Service.


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     12. Notices. Except as otherwise set forth herein, any notices from the
Manager to us shall be deemed to have been duly given if mailed, hand-delivered, delivered by overnight courier, telephoned (and confirmed in writing), telegraphed, telexed or telecopied to us at the address set forth at the foot of this Agreement or at such other address we shall have advised you by notice in writing. Any notice from us to the Manager shall be deemed to have been duly given if mailed, hand-delivered, delivered by overnight courier, telephoned (and confirmed in writing), telegraphed or telecopied to:

          Wachovia Capital Markets, LLC
          375 Park Avenue 4th Floor
          New York, New York 10152
          Attention: David Herman
          Telephone: (212)214-6161
          Telecopy: (212) 214-5918

(or to such other address, telephone, telecopy or telex as we shall be notified by Wachovia). Communications by telegram, telex, telecopy, wire or other electronic transmission shall be deemed to be "written" communications.

     13. NASD Matters; Other Laws. We represent and warrant that we are (a) a member of good standing of the National Association of Securities Dealers, Inc. (the "NASD"), (b) a Bank that is not a member of the NASD, or (c) a foreign bank or dealer not eligible for membership in the NASD. In making sales of Securities, if we are such a member in good standing of the NASD, we agree that we will comply with all applicable interpretive materials ("IM") and rules of the NASD, including without limitation, IM-2110-1 (the NASD's interpretation with respect to free-riding and withholding) and Rule 2740 of the NASD's Conduct Rules, or, if we are such a foreign bank or dealer, we agree to comply with IM-2110-1 and Rules 2730, 2740 and 2750 of the NASD's Conduct Rules as though we were such a member and Rule 2420 of the NASD's Conduct Rules as it applies to a nonmember broker or dealer in a foreign country. If we are a Bank, we agree, to the extent required by applicable law or the Conduct Rules of the NASD, that we will not, in connection with the public offering of any Securities that do not constitute "exempted securities" within the meaning of Section 3(a)(12) of the 1934 Act or such other securities as from time to time may be sold by a Bank, purchase any Securities at a discount from the offering price from any Underwriter or Selected Dealer or otherwise accept any selling concession, discount or other allowance, or any portion of any management fee, global coordinator's fee, or other similar fee, from any Underwriter or Selected Dealer, and we will comply with Rule 2420 of the NASD's Conduct Rules as though we were a member. Without limitation to the other provisions of this Agreement, we agree that, in selling Securities and otherwise acting as Selected Dealer in any offering of Securities, we will comply with all applicable laws, rules and regulations, including but not limited to all applicable provisions of the 1933 Act and 1934 Act and all applicable rules and regulations of the Commission, the NASD and any applicable securities exchange or other applicable regulatory authority.

     14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW


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YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

                                        [SIGNATURE PAGE FOLLOWS]

                                        Very truly yours,

                                        ----------------------------------------
                                        (Name of Firm)


                                        By:
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                                        Print Name:
                                                    ----------------------------
                                        Title:
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

                                                 -------------------------------
                                        Telephone:
                                                   -----------------------------
                                        Telecopy:
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                                        Telex:
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Confirmed as of the date first above written:

Wachovia Capital Markets, LLC


By: ---------------------------------
Name: David H. Herman
Title: Director


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